SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) August 3, 1999


                              UWHARRIE CAPITAL CORP
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            (Exact name of Registrant as specified in its charter)


      North Carolina                       33-58882                            56-1814206
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(State or other jurisdiction          (Commission File No.)            (IRS Employer Identification
    of incorporation)                                                            number)

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           134 North First Street, Albemarle, North Carolina 28001
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                    (Address of principal executive offices)


Registrant's telephone number, including area code (704) 982-4415


                                 Not Applicable
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               (Former address of principal executive offices)

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ITEM 5  ACQUISITION OR DISPOSITION OF ASSETS.
---------------------------------------------

On August 3, 1999 the Registrant entered into an Agreement and Plan of
Reorganization and Merger with Anson Bancorp, Inc. ("Anson"), Wadesboro, North
Carolina (the "Agreement"). Pursuant to the terms of the Agreement, the issued and outstanding shares of Common Stock of Anson will be acquired by the Registrant for cash in an amount equal to $17.30 per share. Aggregate acquisition price will equal approximately $10,123,000. The Agreement is subject to approval of the shareholders of Anson and federal and state banking regulators. It is anticipated that the transaction will be consummated by December 31, 1999. The Registrant intends to cause Anson to be merged with and into it resulting in Anson's wholly-owned subsidiary, Anson Savings Bank, Inc., to remain as a wholly-owned subsidiary of the Registrant. At June 30, 1999 Anson had total assets of approximately $25 million, total loans of approximately
$12.1 million, total deposits of approximately $15.2 million and $9.5 million in shareholders' equity. Anson operates one banking office in Wadesboro, North
Carolina.

On the same date, Anson granted an option to the Registrant, exercisable on the occurrence of certain events, which would permit the Registrant to acquire up to 111,173 shares of the common stock of Anson at a price of $18.50 per share.
Copies of the Agreement, Stock Option Agreement and the Press Release are attached hereto as Exhibits.




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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------


Exhibit No.                   Description of Exhibit
-----------                   ----------------------

2 Agreement and Plan of Reorganization and Merger dated August 3, 1999

2a                            Stock Option Agreement dated August 3, 1999

99                            Press Release dated August 4, 1999



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              UWHARRIE CAPITAL CORP



                              By:   /s/ Roger L. Dick
                                    -----------------
                                    Roger L. Dick
                                    President and Chief Executive Officer



Dated: August 3, 1999





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                                EXHIBIT INDEX



EXHIBIT NUMBER                DESCRIPTION OF EXHIBIT
--------------                ----------------------

2 Agreement and Plan of Reorganization and Merger dated August 3, 1999

2a                            Stock Option Agreement dated August 3, 1999

99                            Press Release dated August 4, 1999